EXHIBIT 31.2

CERTIFICATIONS

I, W. Randall Fowler, certify that:

1.	I have reviewed this annual report on Form 10–K/A of Duncan Energy Partners L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 11, 2009		/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Chief Financial Officer of DEP Holdings, LLC, the General Partner of Duncan Energy Partners L.P.